                                                                   Exhibit 99.01

                            ASSET PURCHASE AGREEMENT

                                 By and Between

            Spellman High Voltage Electronics Corporation, as Buyer,

                                       and

                    Del Global Technologies Corp., as Seller

                          Dated as of October 1, 2004

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   ARTICLE II
PURCHASE PRICE.................................................................4

    Section 2.1  Consideration.................................................4

                                   ARTICLE III
CLOSING........................................................................5

    Section 3.1  Closing.......................................................5

                                   ARTICLE IV

                                   ARTICLE VI

                                   ARTICLE VII

                                  ARTICLE VIII

                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (the "Agreement") dated as of October 1,
2004 by and between Spellman High Voltage  Electronics  Corporation,  a New York
corporation ("Buyer"), and Del Global Technologies Corp., a New York corporation
("Seller").

                              W I T N E S S E T H:

          WHEREAS,  Del High  Voltage,  a division of Seller,  is engaged in the design,  manufacture,  marketing  and  sales of high  voltage  power  conversion systems (the "Business"); and

          WHEREAS,  Buyer  desires  to  purchase  and  Seller  desires  to  sell substantially all of the assets used in the Business, upon the terms and subject to the conditions set forth in this Agreement;

          NOW,  THEREFORE,  in  consideration  of the  premises  and the  mutual promises herein contained, the parties hereto agree as follows:

                                   ARTICLE I

              ASSETS TO BE PURCHASED AND ASSUMPTION OF OBLIGATIONS

          SECTION 1.1 (a)  DESCRIPTION OF ASSETS.  Upon the terms and subject to the  conditions  set forth in this  Agreement,  at the Closing  (as  hereinafter defined),  Seller shall sell, convey, transfer, assign and deliver to Buyer, and
Buyer shall purchase,  acquire and take assignment and delivery from Seller, all of  Seller's  right and title to and  interest  in and to the  business  assets, properties,  rights  (contractual or otherwise) and claims  exclusively  used in connection  with the  Business  (other than the  Excluded  Assets  specified  in
Section 1.1(b)) (the  "Property").  Nothing  contained  herein shall require the
physical  delivery  of  the  Property.  The  Property  shall  include,   without
limitation, all of Seller's right, title and interest in and to the following:

               (i) All inventory, raw materials, packaging materials, machinery, equipment,  tooling, parts, furniture,  supplies, vehicles, office equipment and other tangible  personal property used in conducting the Business (the "Personal
Property"),  including,  without  limitation,  the Personal  Property  listed on
SCHEDULE 1.1(a)(i) hereto;

               (ii) All  industrial  and  intellectual  property  rights used in conducting the Business, including, without limitation,  patents, patent rights, patent applications,  inventions,  trade secrets, processes,  formulas, customer lists, engineers' drawings,  proprietary rights, proprietary knowledge, computer software, websites, URLs, domain names, trademarks,  names, service marks, brand marks,  brand names,  trade  names,  source or object  code,  copyrights,  trade secrets relating to or arising from any proprietary  process,  symbols and logos related to the Business and all applications  therefore,  registrations  thereof and licenses and sublicenses or agreements in respect thereof, solely related to the Business,  which Seller owns or has the right to use in connection  with the
Business  or to  which  Seller  is a party on  behalf  of the  Business  and all filings,  registrations  or  issuances  of any of the  foregoing  with or by any federal,  state,  local or foreign  regulatory,  administrative  or governmental office  (PROVIDED,  HOWEVER,  that,  to the  extent  that  any of the  foregoing utilizes or incorporates  any other  proprietary  rights owned or licensed by or from  Seller and not  related  to the  Business,  all of such other  proprietary rights  shall  remain the  property of Seller and Buyer shall  acquire no rights therein) listed on SCHEDULE 1.1(a)(ii) (collectively, the "Proprietary Rights");

               (iii)  All  leases  of  equipment,  machinery  or other  tangible personal  property  used in  conducting  the  Business  as  listed  on  Schedule
1.1(a)(iii) hereto (the "Personal Property Leases");

               (iv)  All  contracts,   agreements,   contract  rights,   license
agreements,  customer contracts,  distribution agreements,  franchise rights and agreements,  purchase and sales orders,  quotations  and executory  commitments, instruments,  royalty  agreements,  third  party  guaranties,  indemnifications, arrangements  and  understandings,  whether  oral  or  written,  related  to the
Business to which Seller is a party  (whether or not legally bound  thereby) and used in  conducting  the Business as listed on SCHEDULE  1.1(a)(iv)  hereto (the
"Contracts");

               (v) All franchises, licenses, permits, consents,  authorizations,
approvals  and   certificates  of  any  regulatory,   administrative   or  other
Governmental  Authority (as defined  herein) used in conducting the Business (to the extent the same are  transferable  by Seller to Buyer) as listed on SCHEDULE
1.1(a)(v) hereto (the "Permits");

               (vi) All  accounts  receivable  relating to or arising out of the operation of the Business as listed on SCHEDULE 1.1(a)(vi) (the  "Receivables");

               (vii) All  causes of  action,  judgments,  claims or  demands  of whatever kind or  description  relating to the Business  which Seller has or may have against any other person or entity as listed on SCHEDULE 1.1(a)(vii) hereto
(the "Causes of Action");

               (viii) Seller's  marketing and sales materials relating solely to the Business;

               (ix) Seller's backlog relating to the Business;

               (x) All customer or client lists, files,  documentation,  records and related  documentation  used in  connection  with the  Business as listed on
SCHEDULE 1.1(a)(x) hereto;

               (xi) All  security  deposits  (other  than the  security  deposit related to the lease of the  Company's  Valhalla,  New York  facility),  prepaid expenses,  certificates of deposit,  commercial paper, marketable securities and other  miscellaneous  assets of the  Business as listed on  SCHEDULE  1.1(a)(xi)
hereto;

               (xii) All goodwill relating to the Business; and

               (xiii) All other tangible and intangible  assets used exclusively in connection with the Business, other than the Excluded Assets.

          (b)  Notwithstanding  the foregoing,  the following assets relating to the Business  are being  retained by Seller,  are  expressly  excluded  from the purchase and sale  contemplated  hereby,  and, as such,  are not included in the
Property (the "Excluded Assets"):

               (i) All property and assets of Seller that are not related to the
Business;

               (ii) All insurance policies,  including,  without limitation, all rights to  receive  proceeds  of  insurance  policies  and all rights of offset, counterclaims and insurance coverage thereunder;

               (iii)  All  cash,   bank  accounts,   certificates   of  deposit,
commercial  paper,  annuities,  treasury  notes and  bills and other  marketable securities not related to the Business;

               (iv) The assets related to the monoblock business;

               (v) Any and all income tax credits and refunds;

               (vi) Subject to Section 5.4, all severance,  pension,  retirement and other employee benefit plans;

               (vii) All rights of Seller with  respect to the claims,  refunds, causes of action, rights of recovery, rights of set-off and all other rights and assets of every kind and nature related to the Excluded  Liabilities (as defined below);

               (viii) All monies to be received  by Seller and all other  rights of Seller under this  Agreement,  including,  without  limitations  the Purchase
Price (as defined herein) and the other agreements,  documents,  and instruments executed or delivered in connection with this Agreement; and

               (ix) The right to receive mail and other communications addressed to Seller relating to any of the assets  described in the foregoing  clauses (i)
through (viii) or the Excluded Liabilities.

     SECTION 1.2  ASSUMPTION  OF CERTAIN  LIABILITIES.  On the Closing  Date (as
hereinafter  defined),  Buyer shall,  subject to Section 1.4 hereof,  assume and hereby  agrees to pay,  perform  and  discharge  when  due,  only  those  debts, liabilities, obligations and commitments of Seller which are set forth below:

          (a) all trade  accounts  payable as listed on SCHEDULE  1.2(a)  hereof
(the "Trade Accounts Payable");

          (b) debts, liabilities,  obligations and commitments arising under the
Permits, Personal Property Leases and Contracts transferred to Buyer;

          (c) all warranty obligations;

          (d) all  deferred  revenues  and  accrued  commissions  that have been earned by the three  continuing  sales agents but that are not yet payable as of the Closing Date, as listed on SCHEDULE 1.2(d) hereof; and

          (e) Seller's liability under that certain Non-Compete Agreement by and among Seller,  Del Acquisition Corp. and Howard Bertan, and dated as of April 1,
1994, (the "Non-Compete Agreement") listed on SCHEDULE 1.2(e) hereof.

     The   liabilities  of  Seller  being  assumed  by  Buyer  are   hereinafter
collectively referred to as the "Assumed Liabilities."

     SECTION  1.3  NON-ASSIGNMENT  OF CERTAIN  PROPERTY.  To the extent that the assignment  hereunder  of  any of  the  Permits,  Personal  Property  Leases  or
Contracts shall require the consent of any other party (or in the event that any of the same shall be nonassignable)  (each, a "Consent Contract"),  neither this
Agreement nor any action taken  pursuant to its provisions  shall  constitute an assignment or an agreement to assign if such assignment or attempted  assignment would constitute a breach thereof;  PROVIDED,  HOWEVER,  that in each such case,
Seller  shall use its good faith  efforts to obtain the  consents  of such other party to an assignment  to Buyer  without being  obligated to pay any fees or to make any  other  payments  to any  party to obtain  any such  consents.  If such consent is not obtained,  (i) such Consent Contract shall not be deemed assigned at  Closing,  (ii)  Buyer  shall  act as  Seller's  agent  to  perform  Seller's obligations  thereunder  and shall so  perform,  and (iii)  Seller,  at  Buyer's expense,  shall cooperate with Buyer in any reasonable  arrangement  designed to provide for Buyer the full  benefits  of any such  Consent  Contract  including, without  limitation,  enforcement,  for the account and benefit of Buyer, of any and all  rights of Seller  against  any other  person  with  respect to any such
Consent Contract. When such consents to the transfer,  conveyance and assignment of a Consent  Contract have been obtained,  if ever, such Consent Contract shall thereupon automatically be transferred,  conveyed and assigned to Buyer, and the obligations  and  liabilities  of  Seller  under  such  Consent  Contract  shall automatically cease to be excluded from the Assumption Agreement (as hereinafter defined) by reason of this  Section 1.3,  without the payment of any  additional consideration.

     SECTION 1.4  LIABILITIES  NOT  ASSUMED.  With the  exception of the Assumed
Liabilities,  Buyer shall not, by execution and performance of this Agreement or
otherwise,   assume  or  otherwise  be  responsible  for  any  debt,  liability, obligation  or  commitment  of any nature of  Seller,  whether  relating  to the
Business, any of Seller's other assets, operations, businesses or activities, or claims of such  liability or  obligation,  matured or  unmatured,  liquidated or unliquidated,  fixed or contingent,  or known or unknown, whether arising out of
occurrences   prior  to,  at  or  after  the  Closing   Date.   (the   "Excluded
Liabilities").

                                   ARTICLE II

                                 PURCHASE PRICE

     SECTION 2.1 CONSIDERATION. Upon the terms and subject to the conditions set forth in this Agreement,  in consideration for the sale, assignment and transfer of the Property, Buyer shall:

          (a) assume the Assumed  Liabilities  as provided in Section 1.2 hereof pursuant to a bill of sale,  assignment and assumption  agreement in the form of
Exhibit A hereto (the "Bill of Sale"); and

          (b) pay to Seller in cash by wire  transfer of  immediately  available funds in accordance  with Seller's  written  instructions  to Buyer,  the sum of
THREE MILLION FIVE HUNDRED THOUSAND DOLLARS  ($3,500,000)  reduced by the dollar amount  of the  liability  assumed  by Buyer  under  the  Non-Compete  Agreement pursuant to Section 1.2(e) hereof and decreased by the difference between (a) an amount equal to accounts  receivable  less accounts  payable as set forth on the balance  sheet  of the  Business  as of  July  31,  2004  prepared  by  Seller's accountants and (b) an amount equal to accounts receivable less accounts payable as set for on the balance  sheet of the Business as of the Closing Date prepared by Seller's accountants (the "Purchase Price").

                                  ARTICLE III

                                     CLOSING

     SECTION 3.1 CLOSING.  The consummation of the transactions  contemplated by this  Agreement  (the  "Closing")  shall  take  place  simultaneously  with  the execution  and  delivery of this  Agreement,  at the offices of Olshan  Grundman
Frome  Rosenzweig & Wolosky LLP,  Park Avenue  Tower,  65 East 55th Street,  New
York,  New York  10022  (the date on which  such  closing  occurs  being  herein referred to as the "Closing Date").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION  4.1   REPRESENTATIONS   AND  WARRANTIES  OF  BUYER.  Buyer  hereby
represents and warrants to Seller as of the date hereof that:

          (a)  CORPORATE   ORGANIZATION;   REQUISITE   AUTHORITY.   Buyer  is  a
corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all  requisite  power and authority to carry on its  business  as now  being  conducted  and  as  contemplated  to be  conducted
immediately   following  the  Closing.   Complete  and  correct  copies  of  the
Certificate of Incorporation of Buyer and all amendments  thereto,  certified by the Secretary of State of the State of New York, and the Bylaws of Buyer and all
amendments thereto have been previously delivered to Seller.

          (b) AUTHORIZATION;  VALIDITY.  Buyer has all requisite corporate power and  authority  to  execute,  deliver and  perform  its  obligations  under this
Agreement, the Bill of Sale, the Assignment,  the Release, the Lease Assignment,
the  Solvency  Certificate  (as such terms are  defined  herein),  and all other agreements,  documents and instruments required to be executed by Buyer pursuant hereto (collectively, the "Buyer Agreements") and to consummate the transactions contemplated  hereby and thereby.  All necessary corporate action has been taken by Buyer with respect to the  execution,  delivery and  performance  by Buyer of this Agreement and the Buyer Agreements and the consummation of the transactions contemplated hereby and thereby, and no further corporate  authorization will be necessary  to  authorize  the  execution  and  delivery  by  Buyer  of,  and the performance of its obligations  under,  this Agreement or the Buyer  Agreements.
Buyer  has  delivered  to  Seller  a copy of the  resolutions  of its  Board  of
Directors  approving the execution and delivery of this  Agreement and the Buyer
Agreements and the consummation of all of the transactions  contemplated  hereby and thereby, duly certified by an authorized officer of Buyer.

          (c) EXECUTION AND DELIVERY.  This  Agreement and the Buyer  Agreements
have been duly executed and delivered by Buyer and constitute  legal,  valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization,  moratorium or other similar laws affecting  creditors' rights generally,  (ii) as such obligations are subject to general  principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

          (d)  GOVERNMENTAL  CONSENTS.  No  action,  waiver  or  consent  by any federal, state, municipal or other governmental department, commission or agency
("Governmental  Authority")  is necessary to make this  Agreement  and the Buyer
Agreements,  as appropriate,  valid instruments binding upon Buyer in accordance with their respective terms. Buyer is not required to submit any notice,  report or  other  filing  with  any  Governmental  Authority  in  connection  with  the execution,  delivery  or  performance  of  this  Agreement  or any of the  Buyer
Agreements.

          (e) NO CONFLICTS; ABSENCE OF DEFAULT. Neither the execution,  delivery and performance of this Agreement or any of the Buyer  Agreements by Buyer,  nor
the consummation by Buyer of the transactions  contemplated  hereby and thereby, nor compliance by Buyer with the provisions hereof and thereof will (i) conflict with or violate Buyer's  Certificate of Incorporation or Bylaws or (ii) conflict with or violate any law, administrative  regulation or rule or court order, writ judgment or decree (a "Law") applicable to Buyer except for any such conflict or violation  which would not  reasonably  be  expected to have a material  adverse
effect  on  Buyer's  business   operations  (as  now  conducted),   the  assets,
properties, rights, prospects or condition (financial or otherwise) of Buyer, or combination  thereof  (a  "Buyer  Material  Adverse  Effect")  or (iii)  breach, conflict with, violate or cause a default under any material  contract,  license or  agreement,  permit,  instrument  or  obligation to which Buyer or any of its assets is or may be bound,  except for any such breach,  conflict,  violation or default which would not reasonably be expected to cause a Buyer Material Adverse
Effect.  Neither the  execution  and  delivery of this  Agreement  and the Buyer
Agreements,  nor the  consummation of the transactions  contemplated  hereby and thereby, will require any consent,  waiver, approval,  exemption,  registration, declaration, license, authorization or permit of, or filing with or notification to, any other person or entity.  Except as set forth on SCHEDULE  4.1(e) hereto, there are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Buyer to execute and deliver this  Agreement and the Buyer Agreements and to consummate the transactions  contemplated  hereunder and thereunder.

          (f) BROKER. No broker,  finder or investment banker is entitled to any brokerage or finder's fee or other  commission from Buyer in connection with the transactions  contemplated  hereby  based  upon the  arrangements  made by or on behalf of Buyer.

          (g) LITIGATION.  There is no suit,  action or  administrative or other legal proceeding,  nor any order, decree or judgment in progress,  pending or in effect,  or to the  knowledge of Buyer,  threatened  against Buyer in connection with or relating to the  transactions  contemplated  by this  Agreement,  or any other agreement to be executed by Buyer pursuant hereto, and Buyer does not know or have any reason to be aware of any basis for the same.

          (h) SOLVENCY. Buyer is Solvent (as defined below). Buyer will not fail to be Solvent as a result of the execution and delivery of this Agreement or any of the other agreements,  documents, or instruments to which it is a party or as a result of the transactions contemplated hereunder.

     "Solvent" shall mean, when used with respect to any person or entity,  that at the time of determination:

               (i) it is then  able and  expects  to be able to pay its debts as they mature; and

               (ii) it has  capital  sufficient  to  carry  on its  business  as conducted and as proposed to be conducted.

          (i)  NO  DEFAULT.  Buyer  is  not  in  default  with  respect  to  any indebtedness,  note, indenture, loan agreement,  mortgage, lease, deed, or other agreement  to which  Buyer is a party or by which it is bound  and Buyer has not received any notice or demands with respect to the same, which default or demand would cause a Buyer Material Adverse Effect.

     SECTION  4.2  REPRESENTATIONS  AND  WARRANTIES  OF  SELLER.  Seller  hereby represents and warrants to Buyer as of the date hereof that:

          (a) CORPORATE  ORGANIZATION;  REQUISITE AUTHORITY TO CONDUCT BUSINESS.
Seller is a corporation  duly organized,  validly  existing and in good standing under  the  laws of the  State  of New  York  and has all  requisite  power  and authority to own,  operate or lease the Property and to carry on the Business as now  being  conducted.  Complete  and  correct  copies  of  the  Certificate  of
Incorporation of Seller and all amendments  thereto,  certified by the Secretary of State of the State of New York,  and the Bylaws of Seller and all  amendments thereto have been  previously  delivered to Buyer.  Seller is duly  qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction  in  which  the  ownership  or  leasing  of  the  Property  or  the transaction  of  business by the  Business  requires  it to be so  qualified  or licensed,  except where the failure to be so qualified or licensed  would not in the aggregate  reasonably be expected to have a material  adverse  effect on the operations  of the  Business  (as now  conducted),  or the  assets,  properties, rights,  prospects or condition  (financial or  otherwise)  of the Business,  or combination thereof (a "Seller Material Adverse Effect").

          (b)  AUTHORIZATION;  VALIDITY.  Seller  has all  requisite  power  and authority to execute,  deliver and perform its obligations under this Agreement, the Bill of Sale,  the  Assignment,  the IP Assignment  (as such term is defined
herein),   the  Lease  Assignment  and  all  other  agreements,   documents  and
instruments required to be executed by Seller pursuant hereto (collectively, the
"Seller Agreements"), and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by Seller with respect to the  execution,  delivery and  performance  by Seller of this  Agreement and the
Seller Agreements and the consummation of the transactions  contemplated  hereby and  thereby,  and no  further  corporate  authorization  will be  necessary  to authorize  the  execution  and  delivery  by Seller and the  performance  of its obligations under this Agreement or the Seller Agreements.

          (c) EXECUTION AND DELIVERY.  This Agreement and the Seller  Agreements
have been duly executed and delivered by Seller and constitute legal,  valid and binding  obligations of Seller,  enforceable  against Seller in accordance  with their respective terms,  except (i) as such  enforceability may be limited by or subject  to any  bankruptcy,  insolvency,  reorganization,  moratorium  or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general  principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

          (d) GOVERNMENTAL  CONSENTS;  PERMITS.  Except as set forth on SCHEDULE
4.2(e), no action, waiver or consent by any Governmental  Authority is necessary to make  this  Agreement  and  the  Seller  Agreements,  as  appropriate,  valid instruments  binding  upon Seller in  accordance  with their  respective  terms.
Except as set forth on  SCHEDULE  4.2(e),  Seller is not  required to submit any notice,  report or other filing with any  Governmental  Authority in  connection with the  execution,  delivery or  performance  of this  Agreement or any of the
Seller  Agreements,  except  where  the  failure  to do so  would  have a Seller
Material Adverse Effect. The Permits listed on SCHEDULE 1.1(a)(v) are all of the permits necessary to sell the products of the Business being sold as of the date hereof.

          (e) CONFLICTS; ABSENCE OF DEFAULT. Neither the execution,  delivery or performance of this Agreement or any of the Seller  Agreements by Seller nor the
consummation by Seller of the transactions  contemplated hereby and thereby, nor compliance  by Seller with any of the  provisions  hereof and  thereof  will (i)
conflict with or violate Seller's  Certificate of Incorporation or Bylaws;  (ii)
conflict  with or  violate  any Law  applicable  to the  Business  or any of the
Property,  which would have a Seller Material  Adverse Effect;  or (iii) breach, conflict with, violate or cause a default under any material  contract,  license or agreement,  permit,  instrument,  or obligation  (the "Seller  Contracts") to which  Seller  or any of its  assets  is or may be  bound,  except  for any such breach, conflict, violation or default which would not reasonably be expected to cause a Seller Material  Adverse  Effect.  Neither the execution and delivery of
this  Agreement  and  the  Seller   Agreements  nor  the   consummation  of  the
transactions  contemplated hereby and thereby will require any consent,  waiver, approval, exemption, registration, declaration, license, authorization or permit of, or filing with or  notification  to, any other person or entity,  except for such consents,  waivers,  approvals,  exemptions,  registrations,  declarations, licenses  authorizations,  permits,  filings  or  notifications  which have been obtained and are listed on SCHEDULE  4.2(e),  or which, if not obtained or made, will  not  allow  for  the  termination,  cancellation  or  acceleration  of any obligation  to repay under,  any of the terms,  conditions  or provisions of any
Contract or obligation.  Neither the execution,  delivery or performance of this
Agreement or any of the Seller Agreements, nor the consummation by Seller of the transactions  contemplated hereby or thereby,  nor compliance by Seller with any of the provisions hereof and thereof will constitute a default (in and of itself or with the  giving  of  notice,  passage  of time or  both)  under  the  Seller
Contracts,  or result in the creation or imposition of any encumbrance  upon, or giving to any other  party or parties  any claim,  interest  or right  including rights of  termination or  cancellation  in, or with respect to, the Business or
Property,  which would have a Seller Material  Adverse Effect;  or result in the loss of any license,  franchise,  legal privilege  possessed by Seller or give a right of termination to any party to any agreement or other  instrument to which
Seller  is a party or by which any of the  Property  or the  Business  is bound, which  would  have a Seller  Material  Adverse  Effect.  Except  as set forth on

SCHEDULE  4.2(e),  there  are no  corporate,  contractual,  statutory  or  other restrictions  of any kind upon the power and  authority of Seller to execute and deliver  this  Agreement  and  the  Seller  Agreements  and  to  consummate  the transactions contemplated hereunder and thereunder.

          (f)  ENVIRONMENTAL  MATTERS.  Except as set forth on SCHEDULE  4.2(f), none of  which  would  constitute  a Seller  Material  Adverse  Effect,  (A) the
Property and the Business are in compliance  with all  applicable  Environmental
Laws,  except where failure to be in compliance would not have a Seller Material
Adverse Effect;  (B) there is no Environmental  Claim pending against the Seller with  regard to the  Property  or the  Business;  (C)  Seller has  obtained  all
material  permits,   approvals,   identification  numbers,   licenses  or  other
authorizations  required under any applicable  Environmental Laws with regard to the Property or the Business (the  "Environmental  Permits") and is and has been in  compliance  with  their  requirements;  (D)  there  are  no  underground  or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous  Materials are being or have been treated,  stored or disposed of on any real property  currently owned or leased by Seller for the
Business other than in compliance  with  Environmental  Laws; (E) the Seller has not  undertaken  or completed  any  investigation  or  assessment or remedial or response  action  relating  to any such  release,  discharge  or  disposal of or contamination with Hazardous Materials at any site, location or operation of the
Business, either voluntarily or pursuant to the order of any Governmental Entity or the  requirements  of any  Environmental  Law; and (F) except as set forth on
Schedule 4.2(f),  there have been no actions,  suits,  demands,  demand letters, claims,  liens, notices of non-compliance or violation,  notices of liability or potential  liability,  investigations,  proceedings,  consent  orders or consent agreements relating in any way to Environmental Laws, any Environmental  Permits
or any Hazardous Materials (the "Environmental  Claims") against the Seller with regard to the Business.

               (i) For purposes of this Section 4.2(f):

               (A) "ENVIRONMENTAL  CLAIM" shall mean any claim, action,  demand, order,  or notice by or on  behalf  of,  any  Governmental  Authority  or person alleging  potential  liability  arising out of, based on or  resulting  from the violation  of any  Environmental  Law or permit  or  relating  to any  Hazardous
Materials.

               (B) "ENVIRONMENTAL  LAWS" shall mean all Laws that are applicable to the Business or the Property  relating to Releases or threatened  Releases of
Hazardous  Materials or otherwise  relating to  pollution or  protection  of the environment, health, safety or natural resources, including, without limitation, those relating to (A) the Releases or threatened releases of Hazardous Materials or materials containing Hazardous Materials or (B) the manufacture,  generation, handling,  treatment,  storage,  transport,  disposal or  handling of  Hazardous
Materials or materials containing Hazardous Materials.

                                        9

               (C) "HAZARDOUS MATERIALS" means all substances, matters and other particles defined or listed as "hazardous" or "toxic" under  Environmental  Laws or are otherwise subject to or regulated by Environmental Laws.

               (D) "RELEASE" shall mean any release,  spill, emission,  leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge,  dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment,  including  the  movement of Hazardous  Materials  through the air, soil, surface water or groundwater.

          (g)  ABSENCE OF CERTAIN  CHANGES  AND  EVENTS.  Except as set forth on
SCHEDULE  4.2(g),  since July 27,  2004,  there has not been with respect to the
Business:

               (i) Any Seller Material Adverse Effect;

               (ii) Other than in the usual and ordinary course of business, any increase in amounts  payable by Seller to or for the benefit of or  committed to be paid by Seller to or for the  benefit of any  officer,  consultant,  agent or employee of the Business, in any capacity, whether in the form of salary, bonus, consulting fee, directors fee or otherwise, or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance,  or other  direct or indirect  benefit  plan with respect to any such person;

               (iii) Any transaction  entered into or carried out by Seller with respect to the  Business or the  Property  other than in the  ordinary and usual course of its business resulting in the incurrence of liabilities or obligations of Seller;

               (iv) Any material change made with respect to the Business in the methods of doing  business or in the  accounting  principles or practices or the method of application of such principles or practices;

               (v) Any mortgage, pledge, lien, security interest, hypothecation, charge or other  encumbrance  imposed or agreed to be imposed on or with respect to the Property  which will not be discharged  prior to the Closing,  except for
Permitted Liens (as hereinafter defined);

               (vi) Any sale, lease or other disposition of, or any agreement to sell,  lease or otherwise  dispose of any  Property,  individually  in excess of
$1,000,  or in the aggregate in excess of $5,000,  excluding  sales of inventory held for sale in the ordinary course of business;

               (vii) Any purchase of or any agreement to purchase capital assets or any lease or any  agreement to lease,  as lessee,  any capital  assets of the
Business  individually  in excess of  $1,000  or in the  aggregate  in excess of
$5,000;

               (viii) Any  modification,  waiver,  change,  amendment,  release, rescission or termination  of, or accord and  satisfaction  with respect to, any term,  condition  or  provision  of any  contract,  agreement,  license or other instrument  with  respect to the  Property or the  Business to which Seller is a party,  which  would  have a Seller  Material  Adverse  Effect,  other  than any satisfaction  by performance  in accordance  with the terms thereof in the usual and ordinary course of its business;

                                       10

               (ix) Any  damage,  destruction  or similar  loss,  whether or not covered by  insurance,  adversely  affecting  the  Business  in excess of $1,000 individually, or $5,000 in the aggregate;

               (x) Any strike,  picketing,  work  slowdown or labor  disturbance with respect to the Business; or

               (xi) To Seller's  knowledge,  any change in any Law applicable to or binding upon the Business or the Property, which would have a Seller Material
Adverse Effect.

          (h) TAXES AND TAX RETURNS. (i) For purposes of this Agreement, (A) the term "Taxes" shall mean all taxes,  charges,  fees, levies or other assessments, including,  without limitation,  income, gross receipts,  excise, property, use, sales,  license,  payroll and franchise taxes,  imposed by the United States, or any state,  local or foreign government or subdivision or agency thereof whether computed on a unitary,  combined or any other basis; and such term shall include any  interest  and  penalties or additions to tax; and (B) the term "Tax Return"
shall mean any report,  return or other  information  required to be filed with, supplied to or otherwise made available to a taxing authority in connection with
Taxes.

               (ii) Seller has (A) filed with the appropriate taxing authorities all Tax Returns  relating to the Property or the  Business  required to be filed for any  period  ending  on or  before  the  Closing  Date (or are  properly  on extension), and all such filed Tax Returns are true, correct and complete in all material  respects,  and (B) paid in full all Taxes  shown to be due on such Tax
Returns, together with any penalties or fines due in connection therewith. There are no liens for Taxes upon the Property  except for statutory liens for current
Taxes not yet due and payable.  Seller will file appropriate Tax Returns for any period ending on or before the Closing Date,  and pay any Taxes for such periods when  due.  Seller  has not  received  any  outstanding  notice  of  audit or is undergoing any audit of Tax Returns  relating to the Property or the Business or received any notice of deficiency or assessment  from any taxing  authority with respect to liability  for Taxes  relating to the Property or the Business  which has not been  fully  paid or  finally  settled.  There  have been no  waivers of statutes of  limitations  by Seller with respect to any Tax Returns  relating to the Property or the Business.  Seller has complied in all material respects with all  applicable  laws,  rules  and  regulations  relating  to  the  payment  and withholding of Taxes and has withheld all amounts required by law to be withheld from the wages or salaries  of  employees  and  independent  contractors  of the
Business,  and is not  liable for any Taxes with  respect to the  employees  and independent  contractors  of the  Business for failure to comply with such laws, rules and regulations.

          (i) EMPLOYMENT MATTERS; ERISA MATTERS. Except as set forth on SCHEDULE
4.2(i),  there  are no  employment,  consulting,  severance  or  indemnification contracts  between  the Seller and any of the  employees  of the  Business.  The
Seller is not a party to any union contract or collective  bargaining  agreement relating  to any  aspect  of the  Business.  SCHEDULE  4.2(i)  identifies  those employees of the Seller who are deemed to be key employees to the  operations of the  Business.  Except as otherwise set forth in this  Agreement,  Seller has no plans to terminate any key  employee,  and none of the key employees is expected to terminate his employment  with the Seller.  All liabilities or obligations to any employee of the Business  resulting from Buyer's failure to offer employment to any employee shall be and remain the sole responsibility and liability of the

                                       11

Seller. The Seller either has paid to date or will pay within the normal payroll cycle after the Closing  Date all accrued  wages,  salary,  bonus,  commissions, vacation  and sick pay  accrued  on or before  the  Closing  Date for all of the employees,  agents  and  representatives  of  the  Business,  including  payroll overheads.  The Seller is in  compliance  with Laws  respecting  employment  and employment  practices,  terms and  conditions of employment and wages and hours.
The Seller  shall be solely  liable for all  contributions,  benefits  and other obligations with respect to all employee benefit plans of which the Seller is or ever has been a party  or by  which it is or ever has been  bound in  connection with  the  Business,  including,  without  limitation,  (i) any  profit-sharing, deferred  compensation,  bonus,  stock option,  phantom stock,  stock  purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement  (including,  without limitation,  all employee benefit plans  which are  intended  to be  qualified  under  Section  401(a) of Internal
Revenue Code (including any "multiemployer"  plans within the meaning of Section
3(37) of ERISA)),  (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including, but not limited to, benefits  relating to automobiles,  clubs,  vacation,  child care, parenting, sabbatical, sick leave, medical, dental, hospitalization,  life insurance  and other types of insurance of the  Business,  (iii) any  employment agreement, or (iv) any other "employee benefit plan" within the meaning of ERISA
(collectively,  the "Plans").  The Seller has no responsibility  for and has not assumed any pension-related liability of any predecessor business or Person.

          (j) TITLE TO PROPERTY.  (i) Seller has good and marketable  title,  or valid leasehold rights (in the case of leased property),  to all of the Personal
Property,  free and clear of all liens,  claims and  encumbrances of any nature, other than as  disclosed  on SCHEDULE  4.2(j) (the  "Permitted  Liens").  On the
Closing  Date,  Seller  will  convey to Buyer good and  marketable  title to the
Property  or, in the case of assets  constituting  Property  which are leased or licensed  by Seller  pursuant to Personal  Property  Leases or other  Contracts, valid leasehold  interests or licenses to such Personal Property Leases or other
Contracts,  free and clear of all liens,  claims and  encumbrances of any nature other  than  Permitted  Liens.  Except for the  Excluded  Assets,  (i)  SCHEDULE
1.1(a)(i)  sets forth a complete and accurate list of all the Personal  Property owned by Seller and used in  connection  with the  Business,  including  without limitation,  all  inventory,  raw  materials,  packaging  materials,  machinery, equipment,  tooling, parts, furniture,  supplies, vehicles, office equipment and other  tangible  personal  property  used in conducting  the Business,  and (ii)
SCHEDULE  1.1(a)(iii)  sets forth a complete and  accurate  list of all Personal
Property  Leases  owned by  Seller  and used in  connection  with the  Business, including,  without  limitation,  all  leases  of  equipment  or other  personal property used in the conduct of the  Business.  All Property used in the conduct of the  Business  is owned or leased by Seller and is held free and clear of all
mortgages,   pledges,  liens,  security  interests,   claims,  encumbrances  and
restrictions of any nature  whatsoever  other than Permitted  Liens.  Except for
Permitted  Liens, no financing  statement  under the Uniform  Commercial Code or similar  law naming  Seller as debtor has been filed,  and not been  terminated, prior to the Closing Date in any  jurisdiction in respect of the Property,  and, except as disclosed on SCHEDULE 4.2(j),  Seller is not a party to or bound under any  agreement  or  legal  obligation  authorizing  any  party  to file any such financing statement.

               (ii) SCHEDULE  1.1(a)(iii)  sets forth,  with respect to Personal
Property Leases,  the commencement date,  termination date, renewal options,  if any, and annual base rents.  Except as  disclosed on SCHEDULE  4.2(j) and in the
SEC  Reports  each such  Personal  Property  Lease is valid and  enforceable  in

                                       12

accordance  with its terms in all  respects  and is in full  force  and  effect.
Neither  Seller,  nor to  Seller's  knowledge  any other  party to any  Personal
Property Lease, is in default of its obligations thereunder,  and Seller (or any other party to any such Personal  Property  Lease) has not at any time delivered or received any notice of default which remains  uncured under any such Personal
Property Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such Lease.

               (iii) Seller has valid leasehold rights to the real property that is the subject of the Valhalla Lease (as hereinafter defined), free and clear of all liens and encumbrances, except for Permitted Liens and except such as do not materially  affect the value of such  property and do not  materially  interfere with the use made and proposed to be made of such property by Seller.  Seller is not in default of its obligations under the Valhalla Lease, has not delivered or received any notice of default that remains  uncured  under the Valhalla  Lease, and no event has  occurred  that,  with the  giving of notice or the  passage of time, or both, would  constitute a default under the Valhalla Lease,  where such default,  notice of default or event would be likely to cause a Seller  Material
Adverse Effect.

          (k)  TRADEMARKS,  PATENTS AND  COPYRIGHTS.  (i) Except as disclosed on
SCHEDULE  4.2(k),  Seller  owns or has the  right to use,  sell or  license  all
Proprietary Rights and such Proprietary Rights are sufficient for the conduct of the Business of Seller as it is currently being conducted as of the date hereof.
SCHEDULE 1.1(a)(ii) hereto lists each patent,  patent right, patent application, tradename, trademark, trade name registration, trademark registration, trademark application, copyright registration, copyright registration application, service mark, brand mark and brand name, trade secret,  formula,  source and object code owned or licensed by Seller and  currently  used in the conduct of the Business, and any license for any of the foregoing in each case;

               (ii) Except as  disclosed  on  SCHEDULE  4.2(k),  the  execution, delivery  and  performance  of  this  Agreement  and  the  consummation  of  the transactions  contemplated hereby will not constitute a breach of any instrument or agreement  governing any Proprietary Rights, will not cause the forfeiture or termination  or  give  rise to a  right  of  forfeiture  or  termination  of any
Proprietary  Rights or impair the right of the Business to use,  sell or license any Proprietary Rights or any portion thereof;

               (iii)  Except  as  disclosed  on  SCHEDULE  4.2(k),  neither  the manufacture,  marketing,  license,  sale or intended use of any tangible product currently sold by the Business  violates any license or agreement between Seller and any third party relating to such product or to Seller's knowledge  infringes any  intellectual  property  right of any other  party,  and there is no pending claim or litigation  contesting the validity and Seller's  ownership or right to use, sell,  license or dispose of any Proprietary  Right nor has Seller received any notice  asserting  that any  Proprietary  Right or the proposed  use,  sale, license or disposition thereof conflicts or will conflict with the rights of any other party, and Seller has neither  licensed the use of the Proprietary  Rights to any third  party nor  permitted  the use by any third  party of the same in a manner which would infringe the trademark rights of Seller; and

               (iv)  Except as  disclosed  on  SCHEDULE  4.2(k),  Seller has not received any notice that, any current or prior members,  officers,  employees or

                                       13

consultants  of Seller  claim an  ownership  interest in any of the  Proprietary
Rights as a result of having been involved in the  development  of such property while employed by or consulting to the Business or otherwise.

          (l) ACCOUNTS RECEIVABLE. The Receivables listed on SCHEDULE 1.1(a)(iv)
are or will be subsisting;  arose or will arise in the ordinary and usual course of  business  of  the  Business;  are  not  and  will  not  be  subject  to  any counterclaim,  set-off or defense known to the Seller;  and are not and will not be subject to any lien or encumbrance, other than Permitted Liens.

          (m)  LEGAL  PROCEEDINGS,   CLAIMS,  INVESTIGATIONS,   ETC.  Except  as
disclosed on SCHEDULE 4.2(m), there is no legal, administrative,  arbitration or other action or proceeding or governmental  investigation pending against Seller related to the Business or, to Seller's  knowledge,  pending against any member, officer or employee  thereof  relating to the  Business.  Except as disclosed on
SCHEDULE  4.2(m),  Seller has not been  informed of any  violation of or default under, any laws,  ordinances,  regulations,  judgments,  injunctions,  orders or decrees (including without  limitation,  any immigration laws or regulations) of any court,  governmental  department,  commission,  agency,  instrumentality  or arbitrator  applicable to the Business.  Except as disclosed in SCHEDULE 4.2(m), the Business is not  currently  subject to any  judgment,  order,  injunction or decree of any court,  arbitral authority,  administrative agency or Governmental
Authority.

          (n) CONTRACTS.  SCHEDULE  1.1(a)(iv)  sets forth complete and accurate list as of the  Closing  Date hereof of all  contracts  or  agreements  to which
Seller  is  a  party  relating  to  the  Business,  involving  either  aggregate consideration  payable to or by Seller of $5,000 in a twelve month period or the
Property, and Seller has provided Buyer copies of all of the Contracts.

     Each such  Contract (i) is in full force and effect and is binding upon and enforceable  against  Seller,  and, to  Seller's  knowledge,  all other  parties thereto in accordance  with its terms,  (ii) has not been  otherwise  materially amended or modified by Seller  except as specified in such Schedule and (iii) is not in default due to the action of Seller or, to Seller's knowledge,  any other party thereto.

          (o) CERTAIN  TRANSACTIONS.  No officer or employee of Seller,  nor any member  of any  such  person's  family  is  presently  a party  to any  material transaction with Seller relating to the Business,  including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or
(iii)  otherwise  requiring  payments to (other than for  services as  managers, officers,  directors  or  employees  of the  Business),  any such  person or any corporation,  partnership,  trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

          (p) BROKER.  Other than Imperial  Capital,  LLC, no broker,  finder or investment  banker  is  entitled  to any  brokerage  or  finder's  fee or  other commission from Seller in connection with the transactions  contemplated  hereby based on the arrangements made by or on behalf of Seller.

                                       14

          (q)  LICENSES.  Seller is the holder of all state,  federal  and local licenses,  permits  and  approvals  required  to conduct  the  Business as it is presently being  conducted,  except where the failure to hold the same would not have a Seller Material  Adverse Effect.  Except as set forth on SCHEDULE 4.2(q), all of the Permits are in good standing, valid and effective, and free and clear
of  any  liens,   conditions  or  restrictions  which  might  limit  their  full utilization  as authorized by any  governmental  authority.  SCHEDULE  1.1(a)(v)
lists each Permit held by Seller with  respect to the  Business  and its date of
expiration.   SCHEDULE  4.2(q)  sets  forth  those  Permits  issued  by  various governmental  authorities  and  used by  Seller  in the  Business  that  are not assignable.  Seller's  inability  to  assign  such  Permits  to Buyer  shall not constitute a breach or default of any provision of this Agreement.

          (r)  COMPLIANCE  WITH LAW.  Except as set  forth on  Schedule  4.2(r),
Seller has complied in all material respects with all Laws, which are applicable to or binding upon the Business or the Property.

          (s) BOOKS OF ACCOUNT;  RECORDS. The general ledgers,  books of account and other  records of Seller in respect of the Business are complete and correct in all  respects  and have been  maintained  in  accordance  with good  business practices and on a consistent basis from period to period reflected therein.

          (t) CONDITION OF THE PROPERTY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED,
HEREIN,  ALL OF THE  PROPERTY IS  CONVEYED  TO BUYER AS IS,  WHERE IS AND SELLER
HEREBY  DISCLAIMS  ALL  WARRANTIES  WITH  RESPECT  THERETO,  INCLUDING,  WITHOUT
LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          (u) ACCOUNTS  PAYABLE.  All accounts payable of the Business have been incurred in the ordinary course of business consistent with past practice.

          (v) CUSTOMERS.  Except as set forth on SCHEDULE  4.2(v),  there are no pending disputes between Seller and any of the vendors,  suppliers, or customers of the Business or other parties  which in any way relate to Seller's  operation of the Business.

                                   ARTICLE V

                                    COVENANTS

     SECTION 5.1  PRESERVATION  OF BOOKS AND RECORDS.  Seller will  preserve and maintain  all  books and  records  of the  Business  in its  possession  and not otherwise  transferred  to  Buyer  pursuant  to this  Agreement  until  at least
December 31, 2004. Seller covenants to provide Buyer and its auditors, employees and agents  with full  access to the  records  of Seller  (other  than  Seller's attorney-client  communications  and work product) upon reasonable notice during normal  business  hours and shall allow Buyer and its  auditors,  employees  and agents, at Buyer's expense, to make copies of such documents,  records and other information  pertaining  to the  Business as Buyer may  reasonably  request.  If
Seller  desires  to  dispose  of any such  books and  records at the end of such period or before the  expiration of such period,  Seller will first give written notice thereof to Buyer and will, at Buyer's  option and expense,  appropriately package  and deliver  such books and records to Buyer at such  location as Buyer shall designate.  If upon receiving written notice of Seller's desire to dispose

                                       15

of books and  records,  Buyer does not direct  Seller to deliver  such books and records  within 45 days,  then  Seller may  dispose  of such  books and  records without violating the terms of this Agreement.

     SECTION  5.2  ADDITIONAL  COVENANTS.  Seller and Buyer  covenant  and agree subject to the  conditions  set forth herein,  to proceed  diligently and to use reasonable  efforts to take or cause to be taken all  actions and to do or cause to be done  all  things  necessary,  proper  and  advisable  to  consummate  the transactions  contemplated  by this  Agreement  and to prepare and execute  such additional  documents and to take or cause to be taken such additional  actions, as either party may reasonably  request  pursuant to the terms and conditions of this Agreement.

     SECTION  5.3 SALES AND  TRANSFER  TAXES.  All  sales  and  transfer  taxes, recording taxes, and similar taxes and charges,  incurred in connection with the sale of the Property under this Agreement will be borne by Buyer.

     SECTION 5.4 TRANSFERRED EMPLOYEES.

          (a)  OFFER  OF  EMPLOYMENT.  Subject  to and in  accordance  with  the provisions of this Section 5.4, Buyer shall,  effective upon the Closing,  offer full-time  employment  to most of the employees who are employed by Seller as of the  Closing  Date  solely in  connection  with the  Business  and are listed on
SCHEDULE  5.4(a)  hereof  (the  "Del  High  Voltage  Employees")  on  terms  and conditions  substantially  equivalent to the terms and  conditions of employment and benefits for current employees of Buyer in similar job  classifications  and grades.  Buyer shall hire all of the Del High Voltage  Employees who accept such offer.  Buyer  will  deliver  to  Seller a list of all of the Del  High  Voltage
Employees who have accepted an offer of employment from Buyer promptly after the
Closing. Each of the Del High Voltage Employees who actually becomes a full-time employee of Buyer upon the Closing is hereinafter  referred to as a "Transferred
Employee."

          (b) TRANSITION.  The employment of each Transferred Employee by Seller shall end  effective  as of the close of  business on the day before the Closing
Date and the employment of the Transferred  Employees by Buyer shall commence at or after 12:01 a.m. on the day of the Closing Date.

          (c) RETENTION OF EMPLOYEES  PRIOR TO CLOSING.  Seller shall expend its reasonable  efforts to assist  Buyer in securing the  employment  on the Closing
Date of the Del High Voltage Employees; provided, however, that Seller shall not be required  to incur any  financial  obligation  beyond  continuing  to pay for current  employee  compensation  and benefits prior to the Closing in connection with the foregoing unless otherwise required by this Agreement.

          (d) COMPENSATION AND BENEFITS OF TRANSFERRED  EMPLOYEES.  Coverage for
Transferred Employees under Buyer's benefit plans and programs shall commence as of 12:01 a.m. on the Closing Date.  Buyer shall give each  Transferred  Employee credit for such Transferred  Employee's years of most recent continuous  service
(including  time during  approved leaves of absences of less than twenty-six (26 weeks)) with Seller for purpose of determining  participation and benefit levels under all of Buyer's  vacation  policies and benefit plans and programs,  unless otherwise  prohibited  by law or the terms of any of Buyer's  benefit  plans and

                                       16

programs.   Seller  shall  retain  responsibility  for  all  vacation  time  for
Transferred  Employees  accrued on or before the Closing Date and for any claims under its health insurance policies made by Transferred Employees arising out of insurable losses incurred or claims accrued on or prior to the Closing Date.

          (e) EMPLOYEES OTHER THAN  TRANSFERRED  EMPLOYEES.  Seller shall retain responsibility only for employees of the Business listed on SCHEDULE 5.4(e).

     SECTION 5.5 VALHALLA LEASE ASSIGNMENT.  Buyer agrees to lease certain space located at the Seller's  Valhalla,  New York facility,  pursuant to the terms of that certain Assignment, Assumption, Consent, Estoppel and Modification of Lease
for such  premises  substantially  in the form of EXHIBIT C hereto  (the  "Lease
Assignment").

     SECTION 5.6  NONCOMPETE.  For a period of five (5) years from and after the
Closing Date, Seller shall not engage or compete, directly or indirectly, on its own  account  or  as  an  equity  holder,  agent,  partner,  joint  venturer  or consultant,  in or with  any  business  entity  that  is  engaged  in the  sale, distribution,  manufacture or provision of products or services heretofore sold, distributed,  manufactured or provided by the Business, or which is otherwise in competition with the Business, other than business entities engaged in the sale, distribution, manufacture or provision of monoblock power supplies that are used
in  medical   applications   regulated  by  the  United  States  Food  and  Drug
Administration.

                                   ARTICLE VI

                              DELIVERIES AT CLOSING

     SECTION 6.1 BUYER DELIVERIES.  At or prior to Closing,  Buyer shall deliver to Seller:

          (a) (i) a  certificate,  dated the Closing  Date,  executed by Buyer's
Secretary,  to the effect that (A) the Certificate of Incorporation  and By-laws of Buyer shall have not been amended since the date upon which certified  copies of each had been delivered to Seller and remain in full force and effect and (B)
the officers  executing the Agreement and all other agreements to be executed by
Buyer are duly  elected and hold the offices set forth  therein,  with copies of resolutions  approved by the board of directors of Buyer  attached as an exhibit thereto;

          (b) a  duly  executed  copy  of the  Bill  of  Sale  and  such  deeds, assignments,  certificates  of title  and  other  instruments  of  transfer  and conveyance, conveying, selling, transferring and assigning to Buyer title to all of the  Property  (subject  to  Section  1.3),  free and  clear of all  security interests, liens, charges or encumbrances whatsoever, except for Permitted Liens and those liens assumed by Buyer pursuant to this Agreement or the Bill of Sale;
together  with the written  consents of all parties  necessary  in order to duly transfer such title to the extent obtained;

          (c) the Purchase Price;

          (d) a certificate dated the Closing Date, in substantially in the form of EXHIBIT D, signed by the Chief  Financial  Officer of Buyer,  certifying that
Buyer is Solvent on the Closing  Date after  giving  effect to the  transactions contemplated hereby (the "Solvency Certificate");

                                       17

          (e) (i) an executed copy of that certain assignment of the Non-Compete
Agreement  and  release  substantially  in the form of  EXHIBIT  E  hereto  (the
"Assignment");

          (f) a duly executed copy of the of the Lease Assignment; and

          (g) a copy of the  consent  of each  Governmental  Authority  and each other person whose consent is required for the  consummation of the transactions contemplated  by this  Agreement or for the assignment of any of the Property of
Seller to Buyer.

     SECTION 6.2 SELLER DELIVERIES. At or prior to Closing, Seller shall deliver to Buyer:

          (a) a  certificate,  dated the  Closing  Date,  executed  by  Seller's secretary, to the effect that (A) the Certificate of Incorporation and Bylaws of
Seller shall have not been amended since the date upon which certified copies of each had been delivered to Buyer and remain in full force and effect and (B) the officers executing this Agreement and Seller's Documents on behalf of Seller are duly elected and hold the offices set forth therein,  with copies of resolutions approved by the board of directors of Seller attached as an exhibit thereto;

          (b) a  duly  executed  copy  of the  Bill  of  Sale  and  such  deeds, assignments,  certificates  of title  and  other  instruments  of  transfer  and conveyance, conveying, selling, transferring and assigning to Buyer title to all of the  Property  (subject  to  Section  1.3),  free and  clear of all  security interests, liens, charges or encumbrances whatsoever, except for Permitted Liens and those liens assumed by Buyer pursuant to this Agreement or the Bill of Sale;
together  with the written  consents of all parties  necessary  in order to duly transfer such title to the extent obtained;

          (c)  the  Assignment  of  Intellectual  Property  Rights  in the  form attached hereto as EXHIBIT F (the "IP Assignment");

          (d) a duly executed copy of the Assignment;

          (e) a duly executed copy of the Lease Assignment;

          (f) a copy of the  consent of  General  Electric  Capital  Corporation
("GECC")  under   Seller's  Loan  and  Security   Agreement  with  GECC  to  the
transactions consummated hereby (the "Bank Consent"); and

          (g) a copy of the  consent  of each  Governmental  Authority  and each other person whose consent is required for the  consummation of the transactions contemplated  by this  Agreement or for the assignment of any of the Property of
Seller to Buyer.

                                  ARTICLE VII

                                 INDEMNIFICATION

     SECTION 7.1 SURVIVAL OF REPRESENTATIONS,  WARRANTIES AND AGREEMENT. Subject
to the  limitations  set  forth  in this  Article  VII and  notwithstanding  any investigation conducted at any time with regard thereto by or on behalf of Buyer or Seller, all representations, warranties, covenants and agreements of Buyer in

                                       18

this Agreement shall survive the consummation of the  transactions  contemplated hereby and the  payment of the  Purchase  Price for a period of sixty days after the Closing Date. All representations,  warranties,  covenants and agreements of
Seller in this  Agreement  shall survive the  consummation  of the  transactions contemplated  hereby  for a period of sixty days after the  Closing  Date.  Each representation  and  warranty  made by Seller or Buyer in this  Agreement  shall expire on the last day, if any, that Claims (as such term is defined herein) for breaches  of  such  representation  or  warranty  may be made  pursuant  to this
Section,  except that any such representation or warranty that has been made the subject of a Claim prior to such  expiration  date shall survive with respect to such Claim  until the final  resolution  of such Claim  pursuant  to Article VII hereof.

     SECTION 7.2  INDEMNIFICATION  BY BUYER.  Subject to the limits set forth in this Article  VII,  Buyer  agrees to  indemnify,  defend and hold Seller and its officers, directors, employees, independent consultants,  affiliates, agents and representatives  (collectively,  the "Seller Indemnified Parties") harmless from and against any and all loss,  liability,  damage (net of insurance  recovery or other benefit), costs and expenses (including interest, penalties and reasonable attorneys' fees) (collectively, "Losses") that any of Seller Indemnified Parties may incur or become subject to arising out of or due to, directly or indirectly,
(a) any inaccuracy of any representation or the failure to perform or the breach of any warranty,  covenant or obligation of Buyer  contained in this  Agreement,
(b) any of the Assumed  Liabilities  arising on or after the Closing Date or (c)
the  ownership  of the  Property or the conduct of the  Business on or after the
Closing Date. Buyer will reimburse Seller  Indemnified  Parties for any legal or other expenses  reasonably  incurred by them in connection  with  investigating, defending or settling any such Loss, claim, liability, action or proceeding.

     SECTION 7.3 INDEMNIFICATION BY SELLER. Subject to the limitations set forth in this Article VII,  Seller agrees to indemnify,  defend and hold Buyer and its officers, directors, employees, independent consultants,  affiliates, agents and representatives  (collectively,  the "Buyer Indemnified  Parties") harmless from and  against any and all Losses  that any of the Buyer  Indemnified  Parties may incur or become subject to arising out of or due to, directly or indirectly, (a)
any inaccuracy of any  representation or the failure to perform or the breach of any warranty,  covenant or obligation of Seller contained in this Agreement, (b)
any liability  imposed upon Buyer as transferee of the Business or the Property, or  otherwise  relating to the conduct of the  Business in respect of any period ending on or prior to the Closing Date,  except to the extent such liability for such period has been expressly  assumed by Buyer as an Assumed Liability and (c)
any  liability  imposed  upon Buyer and  arising  out of or  relating  to any of
Seller's other assets, operations, businesses or activities that are not part of the  Business;  provided,  that in the  absence of fraud,  Seller  shall have no liability  under this Section 7.3 unless and until the  aggregate  amount of all claims by Buyer  Indemnified  Parties arising out of one or more breaches of the representations  and  warranties of Seller shall exceed,  in the  aggregate,  an amount equal to $10,000. The indemnification obligations of Seller for breach of the  representations  and warranties  contained herein, in the absence of fraud, shall be limited to a maximum of $100,000 in the aggregate.

     SECTION  7.4  CLAIMS.  Any party  seeking  indemnification  hereunder  (the
"Indemnified   Party")  shall  promptly  notify  the  other  party  hereto  (the
"Indemnifying  Party")  of any  action,  suit,  proceeding,  demand or breach (a
"Claim")  with respect to which the  Indemnified  Party  claims  indemnification

                                       19

hereunder,  provided that failure of the  Indemnified  Party to give such notice shall not relieve the Indemnifying  Party of its obligations  under this Section
7.4 except to the extent,  if at all,  that such  Indemnifying  Party shall have been prejudiced thereby.

     SECTION 7.5 THIRD PARTY  CLAIMS.  In order for an  Indemnified  Party to be entitled to any indemnification provided for under this Agreement in respect of, arising  out of, or  involving  a claim or demand or written  notice made by any third party  against the  Indemnified  Party (a "Third Party  Claim")  after the
Closing  Date,  such  Indemnified  Party must notify the  Indemnifying  Party in writing of the Third Party Claim within 30 business  days after  receipt by such
Indemnified Party of written notice of the Third Party Claim;  provided that the failure of any  Indemnified  Party to give  timely  notice  shall not affect his right of  indemnification  hereunder except to the extent the indemnifying party has actually been prejudiced or damaged thereby.  If a Third Party Claim is made against an Indemnified Party, within thirty (30) days after receipt of notice of a particular  matter by the Indemnified  Party, the Indemnifying  Party shall be entitled,  if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party (which counsel shall be reasonably satisfactory to the
Indemnified Party) in the event such Third Party Claim solely involves an action for monetary damages and could not affect the Indemnified Party's business going forward.  If the Indemnifying  Party assumes the defense of a Third Party Claim, the  Indemnified  Party  will  cooperate  in all  reasonable  respects  with the
Indemnifying Party in connection with such defense,  and shall have the right to participate  in  such  defense  with  counsel  selected  by  it.  The  fees  and disbursements  of  such  counsel,  however,  shall  be at  the  expense  of  the
Indemnified Party; provided, however, that, in the case of any Third Party Claim of which the Indemnifying  Party has not employed counsel to assume the defense, the fees and  disbursements  of such  counsel  shall  be at the  expense  of the
Indemnifying  Party.  An  Indemnifying  Party shall not be liable  hereunder  to indemnify the Indemnified Party for any settlement  effected without its written consent,  to the extent it has assumed the defense of such claim,  of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1  EXPENSES.  Except as otherwise  specifically  provided in this
Agreement,  all costs and expenses,  including,  without  limitation  attorney's
fees,   incurred  in  connection  with  this  Agreement  and  the   transactions
contemplated  hereby  shall  be paid  by the  party  incurring  such  costs  and expenses.

     SECTION   8.2   NOTICES.   All   notices,   requests,   demands  and  other
communications  which are required or may be given under this Agreement shall be in  writing  and shall be deemed to have  been  duly  given  when (i)  delivered personally  or by facsimile  transmission  (and a copy is mailed by regular mail within 24 hours of such transmission), in either case with receipt acknowledged,
(ii) three  business  days after being sent by  registered  or  certified  mail, return receipt requested,  or (iii) one business day after being sent by prepaid overnight  carrier,  with a record of receipt,  to the parties at the  following addresses:

                                       20

     (a) If to Buyer to:

                      Spellman High Voltage Electronics Corporation
                      475 Wireless Boulevard
                      Hauppauge, New York 11788
                      Facsimile:  (631) 435-1620
                      Attention:  Loren Skeist

                      with a copy (which shall not constitute notice) to:

                      Felcher Fox & Litner, P.C.
                      18 East 48th Street, 17th Floor
                      New York, NY 10017
                      Facsimile: (212) 644-5609
                      Attention: Martin W. Felcher, Esq.

     (b) If to Seller to:

                      Del Global Technologies Corp.
                      One Commerce Park
                      Valhalla, New York 10595
                      Facsimile: 914-686-5425
                      Attention:  Walter F. Schneider

                      with a copy (which shall not constitute notice) to:

                      Olshan Grundman Frome Rosenzweig & Wolosky LLP
                      Park Avenue Tower
                      65 East 55th Street
                      New York, New York 10022
                      Facsimile:  (212) 451-2222
                      Attention:  Jeffrey S. Spindler, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 8.2.

     SECTION 8.3 ENTIRE  AGREEMENT.  This Agreement,  the Schedules and Exhibits
attached hereto,  the Buyer Agreements and the Seller Agreements  constitute the entire  agreement  among the parties  hereto with respect to the subject  matter hereof and supersedes all prior agreements,  representations  and understandings among the parties hereto  including,  without  limitation,  the Letter of Intent dated July 27, 2004 between Buyer and Seller (the "Letter of Intent").

     SECTION 8.4 BINDING  EFFECT,  BENEFITS,  ASSIGNMENTS.  This Agreement shall inure to the  benefit  of and be  binding  upon the  parties  hereto  and  their respective  successors  and  assigns;  nothing in this  Agreement,  expressed or implied,  is  intended  to confer on any other  person,  other than the  parties hereto  or their  respective  successors  and  assigns,  any  rights,  remedies, obligations or liabilities under or by reason of this Agreement.  This Agreement may not be assigned without the prior written consent of the other party hereto.

                                       21

     SECTION 8.5 APPLICABLE LAW. This Agreement and the legal relations  between the parties  hereto shall be governed by and  construed in  accordance  with the laws of the State of New York,  without regard to conflicts of law rules of such state.

     SECTION 8.6  JURISDICTION.  Each of the parties  hereto hereby  irrevocably submits to the exclusive jurisdiction of any New York state court located in the borough of  Manhattan  of the City of New York or federal  court  sitting in the
State of New York for the  Southern  District  of New York  over any  action  or proceeding  arising out of or relating to this  Agreement  and the  transactions contemplated  hereby and each of the parties  hereto hereby  irrevocably  agrees that all  claims  in  respect  of such  action  or  proceeding  may be heard and determined in such New York state or federal  court.  Each of the parties hereto hereby irrevocably  waives, to the fullest extent legally possible,  the defense of an inconvenient  forum to the maintenance of such action or proceeding.  Each of the parties hereto irrevocably consents to the service of any and all process in any such action or  proceeding  by the  mailing of copies of such  process to such  party at its  address  set forth in this  Agreement.  Each of the  parties hereto agrees that a final  judgment in any such action or  proceeding  shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION  8.7 FURTHER  ASSURANCES.  At, and from time to time after the date hereof,  at the request and expense of Buyer but without further  consideration,
Seller  will  execute  and  deliver  such  other   instruments   of  conveyance,
assignment,  transfer,  and  delivery  and  take  such  other  action  as  Buyer reasonably may request in order more effectively to convey, transfer, assign and deliver to Buyer,  and to place Buyer in  possession  and control of, any of the rights, properties, assets and business constituting part of the Property, or to assist in the  collection  or  reduction  to  possession  of any and all of such rights,  properties,  and assets or to enable  Buyer to  exercise  and enjoy all rights and benefits of Seller with respect to the Property.

     SECTION 8.8 COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 8.9 HEADINGS. The headings used herein are included for convenience of reference  only and shall be ignored in the  construction  or  interpretation hereof.

     SECTION  8.10.  SEVERABILITY.  If any  term  or  other  provision  of  this
Agreement is invalid,  illegal or  incapable of being  enforced by virtue of any rule of law, or public  policy,  all other  conditions  and  provisions  of this
Agreement  shall  nevertheless  remain in full  force and  effect so long as the economic  or legal  substance  of the  transactions  contemplated  hereby is not affected in any manner adverse to any party.  Upon such  determination  that any term or other provision is invalid,  illegal or incapable of being enforced, the parties  hereto shall  negotiate in good faith to modify this Agreement so as to effect  the  original  intent  of the  parties  as  closely  as  possible  in an acceptable  manner  to the end that the  transactions  contemplated  hereby  are fulfilled to the maximum extent possible.

                                       22

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                   BUYER:

                                   SPELLMAN HIGH VOLTAGE ELECTRONICS CORPORATION

                                   By: /s/ Loren Skeist
                                      ------------------------------------------
                                      Name:   Loren Skeist
                                      Title:  President

                                   SELLER:

                                   DEL GLOBAL TECHNOLOGIES CORP.

                                   By: /s/ Walter F. Schneider
                                      ------------------------------------------
                                      Name:  Walter F. Schneider
                                      Title: President

                                       23